UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

XM Satellite Radio Holdings Inc.’s website regarding its merger with Sirius Satellite Radio Inc., which is available at www.XMmerger.com and has information about the proposed merger, has been updated. The updates include the information being filed herewith.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’s and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’s and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’s and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving XM and SIRIUS. In connection with the proposed transaction, SIRIUS filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-144845) containing a Joint Proxy Statement/Prospectus and XM and SIRIUS may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus was first mailed to stockholders of XM and SIRIUS on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF XM AND SIRIUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by XM and SIRIUS through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

XM, SIRIUS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 17, 2007, and information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.

In addition, the “Home” page of the updated internet website also contains a link to the following letter:

Congress of the United States

Washington, DC 20515

October 25, 2007

The Hon. Kevin Martin
Chairman
Federal Communications Commission
445 12th Street, SW
Washington, DC 20554

Dear Chairman Martin:

We are writing to express our ardent support for the consolidated transfer applications of XM Satellite Radio Holdings Inc. ("XM") and Sirius Satellite Radio Inc. ("Sirius").

As you know, consumers have a plethora of choices for their music and audio entertainment needs – the Apple I-Pod, their personal music collections, HD Radio, internet music services like Rhapsody and Yahoo music, music and audio content through their cable or satellite TV subscriptions, content streaming through cellular phone technology, and terrestrial and satellite radio.

Over the last ten years, we have witnessed an overwhelming consolidation of the radio industry, which, we believe, has led to decreased diversity in programming. Satellite radio has already created the model for incorporating new artists, old favorites, and the current top forty in the same play list. Synergies created by the merger of Sirius and XM will create new opportunities for this type of diverse programming that has been overlooked by terrestrial-radio broadcasters. This merger will allow the companies to offer more diverse content by consolidating programming and better utilizing capacity to offer even more unique and diverse programming to currently underserved populations.

We firmly believe that allowing these satellite-radio companies to merge in order to be able to better meet the content needs of this market on a national basis, with exceptional digital sound quality and no commercials, at relatively low costs to the consumer, is in the public interest.

Satellite radio is a relatively new service, the cost of which to provide the service is expensive, due to satellite launches, maintenance and service. Currently, the satellite-radio service is only 4% of the radio market, with 96% of the market being commanded by terrestrial-radio broadcasters. If these satellite-radio companies are allowed to merge, it will allow the companies to achieve better economies of scale and scope, while enabling this new industry alternative to terrestrial-radio broadcasting, to provide innovative and diverse content, jobs and business partnering opportunities.

PRINTED ON RECYCLED PAPER

The Honorable Kevin Martin
October 25, 2007
Page 2

For these reasons, we urge you to support the merger.

Sincerely,

Member of Congress	Member of Congress
Member of Congress	Member of Congress
Member of Congress	Member of Congress
~~Member of Congress~~	Member of Congress
Member of Congress	Member of Congress

cc: Commissioner Michael J. Copps
Commissioner Jonathan S. Adelstein
Commissioner Deborah Taylor Tate
Commissioner Robert M. McDowell

In addition, the “In The News” page of the updated internet website also contains links to the following third-party news articles, editorials, op-eds and blog entries:

XM/Sirius Merger Gains Momentum Despite NAB Effort

By Amy Gilroy — TWICE, 10/22/2007

Washington—It remains unclear whether the National Association of Broadcasters’ (NAB) recent motion to delay a ruling on the XM/Sirius merger will have any impact on the merger’s chances of approval.

At least one analyst, Tom Watts of SG Cowen, said he maintains his prediction that the merger has a 70 percent chance of approval, regardless of the NAB’s recent motion.

Earlier this month, the NAB asked the Federal Communications Commission (FCC) to stop deliberations on the merger to give the NAB time to review information it received about XM and Sirius FM modulators and/or repeaters that violated FCC regulations. The NAB said it wants time to prepare documents on the “apparent wrongdoing” regarding these devices, including a Sirius request that its suppliers produce radios that operate beyond the interference regulations set by the FCC.

Optimism Grows For Sirius/XM Merger

By Amy Gilroy — TWICE, 10/24/2007 10:12:00 AM

New York — Optimism that the hotly debated merger of Sirius Satellite Radio and XM Satellite Radio will win federal approval is on the rise, according to several Wall Street analysts who predict the deal will close before the end of the year.

Despite a recent motion by the National Association of Broadcasters (NAB) to the Federal Communications Commission (FCC) to stop deliberations on the merger, at least two analysts said the deal retains close to a 70 percent chance of approval by the FCC and Department of Justice (DOJ).

On Oct. 17, Cowen and Co. issued a report stating it believed the merger will be approved in three to six weeks by the DOJ and shortly after by the FCC.

A week earlier, the NAB petitioned the FCC to halt its review process (“time clock”) to grant the NAB time to review information it received about XM and Sirius receivers and/or repeaters that may be in violation of FCC regulations.

The NAB cited a news report claiming up to a third of XM’s antennae were in unapproved locations or emitted signals that were too strong. And Sirius receivers exceeded FCC interference levels, the NAB said.

Wall Street seemed unfazed, with Bear Stearns reporting a week later that, “The Street appears to be increasingly coming around to our view that the merger is likely to muster approval of both the DOJ and the FCC…”

Analyst Tom Watts of Cowen called the NAB action another effort to derail satellite radio. “The NAB has been very consistent since 1989 at using every legal mechanism available to block the success of satellite radio. This is one more step,” he said, claiming he continues to give the merger a 70 percent chance of winning approval.

The day after the NAB petition was filed, Citi Investments issued a report stating the merger has a chance of passing federal regulation “in the high 60-percent” range and that it would create a cost savings to XM and Sirius of $7 billion.

Citi Investments analyst Eileen Furukawa stated in a report, “We believe the probability of getting regulatory approval has shifted recently in favor of Sirius and XM … We believe that the commentary during the Federal Communications Commission open period was more persuasively in favor of XM/[Sirius] … at the same time, we believe XM/[Sirius’] offering of a la carte pricing including a Family Friendly package, should help to appease FCC regulators.”

The Citi report said, however, that government approval is still uncertain as it “will be strongly politically fueled, particularly as we move toward a presidential election year.”

Regarding the FCC response to the NAB motion, an FCC spokesman said only it would become “part of the public record” as other documents filed with the Commission.

XM and Sirius said they plan on filing a response to the NAB motion before Oct. 24. A spokesman for both satellite radio companies said that the FCC “does not have any time period in which it must respond [to the NAB motion], it is wholly discretionary. It could issue a brief stand-alone response to the request or ignore the request and fold a response into the final merger order. They haven’t tipped their hand to us as to how they will play this one.”

XM and Sirius also claimed, “The NAB’s allegations are unfounded and their recent filing is just an attempt to stall the process. We look forward to continuing to work with the FCC and are confident they will weigh the transaction on its merits, recognize that it is in the public interest and approve the merger by the end of the year.”

The FCC has indicated it hopes to rule on the merger by early December. Its role is to decide if the merger is in the public interest. The DOJ must also decide if the merger would be anticompetitive. It has not said when it will issue a decision.

Orbitcast

By Ryan Saghir

October 24, 2007

Five rural groups unite to defend Sirius-XM merger

Five organizations representing rural Americans from across the country voiced their support for the merger of Sirius and XM in a joint letter sent to FCC Commissioner Jonathan Adelstein.

The Federation of Southern Cooperatives/LAF and League of Rural Voters (who had previously filed comments with the FCC in support of the merger) were joined by three new groups: National Latino Farmers and Ranchers Trade Association, Intertribal Agriculture Council and Oklahoma Black Historical Research Society Project, Inc.

In their letter to Commissioner Adelstein, who himself is a South Dakota native, the groups list a number of consumer benefits for rural America that would result from a merger of the two companies:

“This merger is clearly in the best interest of rural consumers because it would allow a combined company to expand upon its existing services with increased efficiencies, and at the same time provide rural listeners with more diverse programming and lower pricing.” “A merger of Sirius and XM will make satellite radio a more viable option for rural consumers. even in the most remote areas,” they added.

It’s interesting to see Adelstein being the focus in this letter, being the only other Democrat on the FCC next to Copps. Commissioner Copps has expressed his doubts about the Sirius-XM merger, as well as about media consolidation in general. Adelstein historically has joined Copps in his opposition to media consolidation as well, a point he made very clear in his statements (PDF) regarding the FCC’s 2003 review of Broadcast Ownership Rules.

However the rural groups don’t ignore this point, concluding their letter with:

“Furthermore, the rapidly increasing homogenization of programming on terrestrial radio is leaving rural listeners at a disadvantage. Terrestrial radio broadcasters once provided rural listeners with a variety of local programming options that were tailored to individual communities. A merger of SIRIUS and XM will make satellite radio a more viable option for rural consumers by drastically increasing programming options, even in the most remote areas.”

About the author

October 24, 2007

Wall Street gets ‘Sirius’ about XM merger hopes

XM Satellite Radio (XMSR) will report its third-quarter results Thursday. But mark my words. Few will care about the actual numbers. One thing moves this stock these days: chatter about the company’s proposed merger with rival Sirius Satellite Radio (SIRI).

And investors clearly are more optimistic than ever that the merger will in fact get approval from both the Department of Justice and Federal Communications Commission.

Check out the stock chart to the right. Shares of XM are trading at a higher price now than they were before the deal was announced back on Presidents Day. Sirius’ stock is at roughly the same price it was at before the merger news broke.

This is significant considering that shares of both companies took precipitous plunges in the first few months following the announcement of the proposed merger. The drops were due to concerns that the deal would not pass regulatory muster and that the two perpetually unprofitable companies would have to continue going mano a mano, leading to probably more intense competition and losses for years to come.

To that end, analysts expect XM to report a loss of 44 cents a share in the third quarter, compared to a loss of 32 cents a share a year earlier. Wall Street is forecasting a loss of 8 cents per share for Sirius in the third quarter, compared to a loss of 12 cents a share in the third quarter of 2006. Sirius will report results on Oct. 30. Analysts are forecasting annual losses for both companies this year and next.

“The recent stock performance for XM and Sirius reflects an increased likelihood that the merger will receive approval. The company’s business fundamentals have not really changed that much this year relative to expectations,” said Frederick Moran, an analyst with Stanford Group.

Moran said that based on what the stocks have done lately, he thinks investors are now pricing in at least a 60 percent chance that the deal will be approved, up from less than 20 percent at the beginning of the summer. He added that XM and Sirius have done a good job of lobbying and rallying support for the deal in Washington, and that the effort to block the deal by the National Association of Broadcasters, while significant, is not as intense as investors expected.

So will the deal be approved? And if so, when? It’s obviously tough to predict what the outcome will be. For both agencies, the primary issues are about competition and antitrust concerns, namely whether a merger of the only two satellite companies creates a monopoly that will cause harm to consumers and the marketplace.

And what makes that question even tougher to answer is that it depends on how regulators define the market. Is it just satellite radio? Does the market include free terrestrial radio as well as competition from mobile music devices such as Apple’s (AAPL) iPod?

A spokeswoman for the DOJ would not specifically discuss the timeline for the approval process other than to say that “the investigation is ongoing.” A spokeswoman for the FCC had no comment about the agency’s review of the merger.

But according to the FCC’s Web site, it has been 138 days since the FCC first issued a public notice about the deal. And the FCC says, in a guideline for merger reviews, that it likes to make decisions about mergers “within 180 days of public notice.”

So if the FCC sticks to this guideline, it could rule on the merger within the next month or so. To that end, the FCC said that “routine applications should be decided well within the 180-day mark.” But the agency added that “more complex applications may take longer” and that “although the Commission will endeavor to meet its 180-day goal in all cases, several factors could cause the Commission’s review of a particular application to exceed 180 days.”

Maurice McKenzie, an analyst with Signal Hill Group, said he expects the DOJ and FCC to issue rulings on the merger sometime in December. And he agreed with Moran that any tidbits about what’s happening in Washington will probably have more of an impact on the stocks than news about subscriber and sales growth.

“The primary investor focus for the next couple of months will largely be on the success or lack of success of the merger,” McKenzie said.

Nonetheless, the two analysts said investors should pay some attention to what the two companies have to say about their actual businesses.

Moran indicated that it will be interesting to hear if XM and Sirius are affected by the turmoil in the credit markets. With the housing market in a severe slump, there are questions about how much consumers plan to spend during the holiday season. If consumers pull back significantly, that could hurt sales for Sirius and XM in the fourth quarter.

But McKenzie points out that both companies still rely more on their relationships with car manufacturers, and there have been some positive developments on that front for Sirius and XM.

“Investors should pay attention to what’s happening in the auto market,” he said. “XM should have some good things to say about Hyundai and their recent announcement with GM (GM) about GM’s commitment to install more XM radios in 2008 models than 2007.”

McKenzie added that XM has also been solidifying its relationship with Toyota (TM) and Honda (HMC) while Sirius has strengthened its ties with Ford (F) and the newly private Chrysler.

It would, of course, be foolish to ignore what XM and Sirius have to say about their fundamentals when they report their latest results. But don’t expect the stocks to do much unless the companies can give more color to Wall Street about when they expect to hear ‘yay’ or ‘nay’ from the government on the merger.

In addition, the “Merger Resources” page of the updated internet website also contains links to the following press releases and advertisement included on the internet website:

FOR IMMEDIATE RELEASE

October 24, 2007

Rural Groups Unite in Support of SIRIUS-XM Satellite Radio Merger

Highlight Numerous Benefits to Rural America

WASHINGTON, DC and NEW YORK, NY – October 24, 2007 – In a joint letter sent to Federal Communications Commissioner Jonathan Adelstein, a South Dakota native, five diverse organizations representing rural Americans from across the country voiced their support for the merger of SIRIUS Satellite Radio (NASDAQ: SIRI) and XM Satellite Radio (NASDAQ: XMSR). The groups cited increased benefits for rural consumers— including greater programming options and enhancements to rural information services— as the main reasons behind their support.

The merger of XM and SIRIUS has garnered considerable support from a number of influential rural organizations, including the Federation of Southern Cooperatives/LAF and League of Rural Voters, which have both previously filed supportive letters with the FCC. They are joined on this letter by three new groups filing supportive comments with the FCC for the first time: National Latino Farmers and Ranchers Trade Association, Intertribal Agriculture Council and Oklahoma Black Historical Research Society Project, Inc.

In their letter to Commissioner Adelstein, the groups list a number of consumer benefits for rural America that would result from a merger of the two companies:

“This merger is clearly in the best interest of rural consumers because it would allow a combined company to expand upon its existing services with increased efficiencies, and at the same time provide rural listeners with more diverse programming and lower pricing.”

They further note that many of these efficiencies will take the form of increased diversity and breadth of programming, expanded emergency, information and weather services, and lower package prices stemming from the companies’ commitment to first-of-its-kind a la carte offerings. “A merger of SIRIUS and XM will make satellite radio a more viable option for rural consumers... even in the most remote areas,” they added.

The vocal support of these rural organizations is just one more indication of the growing momentum in favor of the merger from consumers, public interest groups, analysts, Congressmen and many others, including: National Association for the Advancement of

Colored People (NAACP), League of United Latin American Citizens (LULAC), Americans for Tax Reform, Independent Women’s Forum, Parents Television Council, Congressman Rick Boucher (D-VA), Congressman Eliot Engel (D-NY), American Trucking Associations, Charlie Daniels, Toyota Motor Corporation and Circuit City Stores, Inc. among others.

The complete rural letter and other supportive comments can be found on the SIRIUS-XM merger websites www.SIRIUSmerger.com or www.XMmerger.com.

- ### -

About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR and NBA, and broadcasts live play-by-play games of the NFL and NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TV™ is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s TV programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam's Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

About XM

XM is America's number one satellite radio company with more than 8.2 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM's 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children's and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM's industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 and June 30, 2007, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS has filed with the SEC an amended Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/Prospectus and each of SIRIUS and XM plans to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E. Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Joint Proxy Statement/Prospectus filed with the SEC.

***

SIRIUS

Media Relations

Patrick Reilly

212-901-6646

PReilly@siriusradio.com

Joele Frank / Eric Brielmann

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

ebrielmann@joelefrank.com

XM

Media Relations

Nathaniel Brown

212-708-6170

Nathaniel.Brown@xmradio.com

Chance Patterson

202-380-4318

Chance.Patterson@xmradio.com

FOR IMMEDIATE RELEASE

October 29, 2007

More Members of Congress Voice Support for the SIRIUS/XM Merger

Diverse Group of Representatives See Merger as Strengthening Program Diversity

WASHINGTON, DC and NEW YORK, NY – October 29, 2007 – In a letter sent to Federal Communications Commission Chairman Kevin Martin, eleven Members of Congress voiced their support for the merger of SIRIUS Satellite Radio (NASDAQ: SIRI) and XM Satellite Radio (NASDAQ: XMSR). Their letter further underscores the two companies’ commitment to enhancing diverse programming and the benefits a merger will bring to minority consumers.

The letter was signed by: Rep. Sanford Bishop (D-GA), Rep. Corrine Brown (D-FL), Rep. Yvette Clarke (D-NY), Rep. Danny Davis (D-IL), Rep. Eliot Engel (D-NY), Rep. Ralph Hall (R-TX), Rep. Alcee Hastings (D-FL), Rep. Carolyn Maloney (D-NY), Rep. Greg Meeks (D-NY), Rep. Bobby Rush (D-IL), and Rep. Edolphus Towns (D-NY). In their letter to Chairman Martin, the lawmakers identified a “plethora of choices” in the audio entertainment market that compete with satellite radio, adding that enabling the two companies to merge will enhance “innovative and diverse content, jobs and business partnering opportunities.”

They also extolled the numerous consumer benefits derived from satellite radio that would be improved with the synergies achieved from a merger of XM and SIRIUS, stating,

“…the merger of Sirius and XM will create new opportunities for this type of diverse programming that has been overlooked by terrestrial-radio broadcasters. This merger will allow the companies to offer even more diverse content by consolidating programming and better utilizing capacity to offer even more unique and diverse programming to currently underserved populations.”

They further noted, “we firmly believe that allowing these satellite-radio companies to merge…is in the public interest.”

The “ardent support” of these Members of Congress is added to the chorus of voices from others who endorse the merger including groups representing minority communities; rural organizations; women’s organizations; other lawmakers, corporations, consumer groups; and private citizens including: the National Association for the Advancement of Colored People (NAACP), League of United Latin American Citizens (LULAC), Americans for Tax Reform, Independent Women’s Forum, Parents Television Council, Heritage Foundation, American Trucking Associations, Charlie Daniels, Toyota Motor Corporation and Circuit City Stores, Inc. among others.

To read the Congressional letter of support, please visit www.SIRIUSmerger.com or www.XMmerger.com.

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About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR and NBA, and broadcasts live play-by-play games of the NFL and NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TV™ is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s TV programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam's Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

About XM

XM is America's number one satellite radio company with more than 8.2 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM's 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children's and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM's industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 and June 30, 2007, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS has filed with the SEC a Registration Statement on Form S- 4 containing a definitive Joint Proxy Statement/Prospectus and each of SIRIUS and XM may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus was first mailed to stockholders of SIRIUS and XM on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E. Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS' directors and executive officers is available in its Annual Report on Form 10-K for the year ended

December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM's directors and executive officers is available in XM's Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

***

SIRIUS

Media Relations

Patrick Reilly

212-901-6646

PReilly@siriusradio.com

Kelly Sullivan

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

ksullivan@joelefrank.com

XM

Media Relations

Nathaniel Brown

212-708-6170

Nathaniel.Brown@xmradio.com

Chance Patterson

202-380-4318

Chance.Patterson@xmradio.com

Mr. Jonathan S. Adelstein, Commissioner

Federal Communications Commission

445 12th Street, SW

Washington DC, 20554

October, 18, 2007

Re: Consolidated Application for Authority to Transfer Control of XM Radio Inc. and Sirius Satellite Radio Inc., MB Docket No. 07-57

Dear Commissioner Adelstein:

Collectively, our organizations represent tens of thousands of rural consumers nationwide. And it is on behalf of our members and rural America that we continue to assert our support for the proposed SIRIUS-XM merger and strongly urge its approval by the Federal Communications Commission.

The emergency, weather and other informational services provided by satellite radio are vitally important to our nation’s rural communities, and the prospect that these services could be improved and expanded by the efficiencies a merger would create is extremely encouraging for all of our organizations. Today, both XM and SIRIUS broadcast National Emergency Alert Service messages and both have dedicated channels that provide as-it-happens emergency information and updates 24 hours a day, seven days a week. These services have proved particularly critical in times of disaster. During Hurricane Katrina, for example, XM and SIRIUS aided relief efforts by providing news and information to Red Cross Radio and victims of the hurricane. This merger is clearly in the best interest of rural consumers because it would allow a combined company to expand upon its existing services with increased efficiencies, and at the same time provide rural listeners with more diverse programming and lower pricing.

Furthermore, the rapidly increasing homogenization of programming on terrestrial radio is leaving rural listeners at a disadvantage. Terrestrial radio broadcasters once provided rural listeners with a variety of local programming options that were tailored to individual communities. A merger of SIRIUS and XM will make satellite radio a more viable option for rural consumers by drastically increasing programming options, even in the most remote areas.

Our organizations remain in support of this merger, as we truly believe it is in the best interest of our membership and all rural consumers nationwide, and ask that this transaction meet swift approval.

Sincerely,

Niel Ritchie

Executive Director, League of Rural Voters

Ralph Paige

Executive Director, Federation of Southern Cooperatives/LAF

Rudy Arredondo

President, National Latino Farmers and Ranchers Trade Association

Ross Racine

Executive Director, Intertribal Agriculture Council

Willard Tillman

Executive Director, Oklahoma Black Historical Research Society Project, Inc.